UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2017

ADAMA TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-53738	98-0552470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Director's Row, Suite B Jackson, Tennessee 38301
(Address of principal executive offices)

Registrant's telephone number, including area code: (866) 859-8697

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On April 10, 2018, the Company issued a press release announcing the revenue numbers for the first Quarter of 2018, a copy of which is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 is being furnished pursuant to Item 7.01 “Regulation FD Disclosure,” and is not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title of Document

99.1	Press Release Dated April 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 10, 2018

Adama Technologies Corp.

By:                    /s/ Eric Sills

Name:              Eric Sills

Title:                Chief Executive Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press Release Dated April 10, 2018

FOR IMMEDIATE RELEASE

ADAMA TECHNOLOGIES ANNOUNCES RECORD BREAKING Q1 REVENUE

Las Vegas, NV – April 10, 2018 – Adama Technologies Corp. (OTCPINK: ADAC) announced their first quarter revenue numbers for 2018. The Company received $327,827.45 in the first quarter of 2018 with $228,681.73 of that revenue coming in the record-breaking month of March.

Harold Tanner, President of Adama Technologies, reacted to the news, “This is truly outstanding news for ADAC. This provides us with further confirmation that we are not only on the right track, but that our current model for increasing sales and growing this company is already producing results.”

The Company had gone through a rigorous internal evaluation in which the Company put in place numerous growth strategies as well as cost-cutting implementations to grow revenue, control costs and provide better growth forecasts into the future. The Company has also cornered some additional revenue opportunities and stated that they plan to the update the market on some additional acquisitions in the very near future that have very strong potential to complement the Company’s current growth phase.

Mr. Tanner continued, “I truly could not be more excited. Standing where we are right now, experiencing this type of growth and having some really tremendous acquisitions that we are hoping to complete in the next several weeks provides us with all we need to take that next step forward.”

The Company stated that they intend to keep the market readily updated via continued press updates as well as through the Company’s social media channels.

Twitter: https://twitter.com/AdamaTech

Facebook: https://www.facebook.com/adamatech/

About Adama Technologies Military Defense Operations

Adama Technologies completed the acquisition of Alpine Industries in November of 2016. Alpine Industries is a precision machining and aerospace manufacturing company. Since its inception in 1974, Alpine has manufactured several hundred aerospace landing gear components and other spare parts.  Alpine continues to work as a US government contractor and currently holds over 15 US Military contracts with the majority of them with the US Air Force. Presently, Alpine manufactures such items as M1 Mine Clearing Blades, hypo-chlorination units, tow bridles, 60 ton jacks for the C5A, AIM-9 missile body trainers, numerous bolts and screws, drag links for the F-16 fighter planes, and many other landing gear parts.  In addition to the US military, Alpine also manufactures parts for several private companies including parts for drilling components used in oil and water wells, roller-coasters, motorcycles, zip line parts, crash pads, and drilling carts.

Contact Information:

Address:

1000 N. Green Valley

Suite 380

Henderson, NV 89074

Phone: (866) 859-8697

Website: www.AdamaTechnologies.com

Disclaimer
This release contains forward-looking statements that are based on beliefs of Adama Technologies Corp. management and reflect Adama Technologies Corp.'s current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities and Exchange Act of 1934, as amended. When we use in this release the words "estimate," "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward looking statements. Such statements reflect the current views of Adama Technologies Corp. with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. The information contained in this press release is historical in nature, has not been updated, and is current only to the date shown in this press release. This information may no longer be accurate and therefore you should not rely on the information contained in this press release. To the extent permitted by law, Adama Technologies Corp. and its employees, agents and consultants exclude all liability for any loss or damage arising from the use of, or reliance on, any such information, whether or not caused by any negligent act or omission. This press release incorporates by reference the Company's filings with the SEC including 10K, 10Q, 8K reports and other filings. Investors are encouraged to review all filings. There is no assurance Adama Technologies Corp. will identify projects of merit or if it will have sufficient financing to implement its business plan. There is no assurance that the Company's due diligence on the potential acquisition of oil and gas assets will be favorable nor that definitive terms can be negotiated. Information in this release includes representations from the private companies referred to which has not been independently verified by the company. A downturn in oil prices would affect the potential profitability of the proposed acquisition negatively.